                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              LCS INDUSTRIES, INC.
                                       TO

                            CATALOG ACQUISITION CO.,
                          A WHOLLY-OWNED SUBSIDIARY OF

                        CUSTOMERONE HOLDING CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, JANUARY 22, 1999, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined) (i) if certificates representing shares of common stock, par value $0.01 per share (the "Shares") of LCS Industries, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                   AMERICAN SECURITIES TRANSFER & TRUST INC.

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    By Mail, Hand Delivery or Facsimile:                   New York Drop Agent:
  American Securities Transfer & Trust Inc.      American Securities Transfer & Trust Inc.
         938 Quail Street, Suite 101               c/o Bank of Nova Scotia Trust Company
           Denver, Colorado 80215                                New York
         Attention: Trust Department                   One Liberty Plaza, 23rd Floor
                                                         New York, New York 10006
                 Facsimile:                                Attention: Pat Keane
               (303) 234-5340
                                                                Facsimile:
                   Phone:                                     (212) 225-5436
               (303) 234-5300
                                                                  Phone:
                                                              (212) 225-5427
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN
AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Catalog Acquisition Co., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of CustomerONE Holding Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Shares") of LCS Industries, Inc., a Delaware corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Common Shares:
----------------------

Certificate Nos. (if available):

------------------------------------------------------

------------------------------------------------------

Check box if Shares will be tendered by book-entry transfer: [ ]

Account Number:
----------------------------------

Dated:
---------------------------------------, 199

Name(s) of Record Holder(s):
-------------------

------------------------------------------------------

------------------------------------------------------
                                  PLEASE PRINT

Address(es):
---------------------------------------

------------------------------------------------------

------------------------------------------------------
                                                                        ZIP CODE

Area Code and Tel. No.:
--------------------------
                            (AREA CODE) (TELEPHONE NO.)

Signature(s):
---------------------------------------

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

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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  Name of Firm:
  ---------------------------------             -----------------------------------------
                                                          AUTHORIZED SIGNATURE
  Address:
 ----------------------------------------                                  Name:
                                                ----------------------------------------
  ---------------------------------------                     PLEASE PRINT
  ZIP CODE
                                                                          Title:
  Area Code & Tel. No.:                         -----------------------------------------
  ------------------------
                                                                           Date:
                                                -----------------------------------, 199
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE
SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.